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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Second Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc. of our reports dated February 9, 2000 and February 9, 2000 (except for the first, second, and third paragraphs of Note 18, as to which the dates are June 27, 2000, May 16, 2000, and April 17, 2000, respectively) with respect to the consolidated financial statements and schedule of Waste Connections, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 and its Current Report (Form 8-K) dated July 21, 2000, respectively, filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         ERNST & YOUNG LLP


Sacramento, California
July 20, 2000





                               Page-1 Exhibit 23.1